United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 6, 2009

Date of Report

[Date of Earliest Event Reported]

LIPIDVIRO TECH, INC.

(Exact name of issuer as specified in its charter)

Nevada	000-49655	87-0678927
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

4685 S. Highland Drive, Suite #202

Salt Lake City, Utah 84117

(Address of Principal Executive Offices)

(801) 278-9424

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 6, 2009, Kenneth P. Hamik tendered his resignation as President, CEO and a director of LipidViro Tech, Inc., a Nevada corporation (the “Company”).  Mr. Hamik’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. disagreements with the Company.  Steven Keyser, the Company’s sole remaining director: (i) appointed Thomas J. Howells to fill a vacancy on the Board of Directors, effective as of May 6, 2009, to serve until the next annual meeting of the Company’s stockholders or his prior resignation or termination; (ii) accepted Mr. Hamik’s resignation; (iii) appointed Mr. Howells to serve as the Company’s CEO and President until the next annual meeting of the Company’s Board of Directors or his prior resignation or termination; (iv) authorized the change of the Company’s business address to 4685 S. Highland Drive, Suite 202, Salt Lake City, Utah 84117, which is Mr. Howells’ business address; and (v) authorized Mr. Howells to update the Company’s record address with the Nevada Secretary of State, the Company’s registered agent in Nevada, and all other entities with which the Company conducts business.

The Company has not entered into any compensatory plan, contract or arrangement regarding Mr. Howells’ services as an officer and director.  Mr. Howells was the recipient of 7,336,000 pre-reverse split shares (535,000 post-reverse split shares) of the Company’s common stock under the terms of the Option Agreement, dated December 31, 2007, and amended on January 23, 2008 between Benedente Holdings, LLC, a Wyoming limited liability company; B’Chesed, LLC, a Wyoming limited liability company; Sleepy Lion, LLC, a Wyoming limited liability company; Steven Keyser; and Keith Keyser, as optionors, and Jenson Services, Inc., a Utah corporation, as optionee, which Option Agreement was disclosed in a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on January 30, 2008.

Mr. Howells is 37 years of age. He graduated from Westminster College of Salt Lake City, Utah, with a Bachelor’s degree in Business in 1994 and a Master of Business Administration in 2004. Mr. Howells has been an employee of Jenson Services, Inc. for 12 years.  He has had vast experience with publicly listed companies and within the past three years has served on the board of directors of TCX Calibur, Inc. (OTCBB: TCXB), from which he resigned in January, 2009.  In addition, Mr. Howells resigned as a director in August, 2007, from Energroup Holdings Corporation (OCTBB: ENHD), a Nevada corporation.  Mr. Howells is also the Secretary/Treasurer and a director of Jenson Services.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPIDVIRO TECH, INC., a Nevada corporation

Date:	May 6, 2009	By:	/s/ Thomas J. Howells
Thomas J. Howells
President, CEO and Director